ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) made as of this [DATE], between Illumina, Inc., a Delaware corporation (the “Company”), and [NAME] (a member of the Company's Board of Directors who is not an employee of the Company, the “Participant”), is made pursuant to the terms of the Company’s 2005 Stock and Incentive Plan (the “Plan) and the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”).
Section 1.    Definitions. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
Section 2.    Restricted Stock Unit Award. The Company hereby confirms the grant to the Participant of an award (the “Award”) of restricted Stock Units (the “RSUs”). The RSUs are notional, non-voting units of measurement based on the Fair Market Value of the Common Stock, which will entitle the Participant to receive a payment, subject to the terms of the Plan, the Deferred Compensation Plan, and this Agreement, in Common Stock within thirty (30) days following the applicable Vesting Date (as defined below).
The number of RSUs subject to this Award and the effective date of such grant are as follows:

Number of RSUs Granted: [NUMBER] Date of Grant: [DATE]

Section 3.    Vesting Requirements. [[FOR ANNUAL GRANTS] The Award of RSUs will vest, if not previously forfeited, on the earlier to occur of (i) the one-year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant (the “Vesting Date”)][[FOR INITIAL GRANTS UPON JOINING THE BOARD] The Award will vest over four years, if not previously forfeited, with 25% vesting at the end of the first year following the grant date of the Award, 25% vesting at the end of the second year following the grant date of the Award, 25% vesting at the end of the third year following the grant date of the Award, and 25% vesting at the end of the fourth year following the grant date of the Award (each a “Vesting Date”).]
Section 4.    Termination of Service. In the event of the Participant’s termination of service as a member of the Board of Directors of the Company for any reason prior to the Vesting Date, the any unvested portion of the Award shall be immediately forfeited and automatically canceled without further action of the Company. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.
Section 5.    Payment of RSUs.
(a)    General. Subject to the provisions of the Deferred Compensation Plan, payment in respect of the RSUs hereunder shall be made in Common Stock within thirty (30) days following the Vesting Date. The number of Shares to be distributed in respect of the RSUs will be determined in accordance with the terms of this Agreement and the Plan.
(b)    Tax Obligations. Subject to the provisions of the Deferred Compensation Plan, the Participant shall be solely responsible for any and all federal, state and local taxes due with respect to the Award and any payment hereunder.
Section 6.    Restrictions on Transfer. Subject to the provisions of the Deferred Compensation Plan, no portion of the Award may be sold, assigned, transferred, encumbered, hypothecated or pledged in any way by the Participant, other than to the Company as a result of forfeiture of the Award as provided herein, unless and until the payment of the RSUs in accordance with Section 5(a) hereof.
Section 7.    Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Common Stock payable hereunder, including without limitation any right to vote such Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Participant of a share certificate evidencing such Common Stock.
Section 8.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
Section 10.    Entire Agreement. The Plan, the Deferred Compensation Plan, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
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By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, the Deferred Compensation Plan, and this Agreement. Participant has reviewed the Plan, the Deferred Compensation Plan, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, the Deferred Compensation Plan, and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors of the Company upon any questions relating to the Plan, the Deferred Compensation Plan, and this Agreement. Participant further agrees to notify the head of the Company’s Human Resources Department in writing upon any change in the residence address indicated below.

PARTICIPANT:	ILLUMINA, INC.